Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On June 17, 2014, US Ecology, Inc. (the “Company,” “US Ecology,” “we,” “us” or “our”) completed the acquisition of EQ Parent Company, Inc. and its wholly-owned subsidiaries (including EQ Holdings, Inc.) (collectively, “EQ”) from EQ Group LLC pursuant to a Stock Purchase Agreement dated April 6, 2014 (the “Stock Purchase Agreement”). The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2014 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013 and the three months ended March 31, 2014 are based on the separate historical consolidated financial statements of the Company and EQ. These unaudited pro forma condensed combined financial statements reflect the acquisition and related events and apply the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet as of March 31, 2014 reflects the acquisition and related events as if they had been consummated on March 31, 2014. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013 and the three months ended March 31, 2014 reflect the acquisition and related events as if they had been consummated on January 1, 2013.

Pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are directly attributable to the EQ acquisition and related financing that are factually supportable. Pro forma adjustments reflected in the unaudited pro forma condensed combined statements of operations are based on items directly attributable to the acquisition and related financing and are factually supportable and expected to have a continuing impact on the Company. The pro forma adjustments are based upon available information and assumptions that management believes reasonably reflect the acquisition. The unaudited pro forma condensed combined financial statements are presented for informational purposes only. The pro forma condensed combined financial statements are for illustrative purposes only and are not necessarily indicative of what our financial position or results of operations actually would have been had we completed the acquisition as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company. You should read this information together with the following:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;
•	the separate historical unaudited consolidated financial statements of US Ecology as of and for the three months ended March 31, 2014 included in US Ecology’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed May 7, 2014;
•	the separate historical consolidated audited financial statements of US Ecology as of and for the years ended December 31, 2013 and 2012, included in US Ecology’s Annual Report on Form 10-K for the year ended December 31, 2013, filed February 25, 2014;
•	the separate historical audited consolidated financial statements of EQ Parent Company, Inc. and subsidiaries, which comprise the consolidated balance sheet as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholder's equity, and cash flows for the years ended December 31, 2013, 2012, and 2011, and the related notes to the consolidated financial statements, included as Exhibit 99.2 in this Form 8-K/A;
•	the separate historical unaudited consolidated interim financial statements of EQ Parent Company, Inc. and subsidiaries, which comprise the balance sheet as of March 31, 2014 and the related consolidated statements of operations and cash flows for the three-month periods ended March 31, 2014 and March 31, 2013 included as Exhibit 99.3 in this Form 8-K/A.

In the unaudited pro forma condensed combined financial statements, the acquisition is accounted for using the acquisition method of accounting in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) No. 805 Business Combinations. Accordingly, the total purchase price, calculated as described in Note 1 to the unaudited pro forma condensed combined financial statements, is allocated to the net tangible and identifiable intangible assets of EQ, based on preliminary estimates of fair value. The allocation is dependent upon valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the purchase price allocation pro forma adjustments are preliminary, subject to further adjustments as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing the accompanying unaudited pro forma condensed combined financial statements. The final determination of fair value of assets acquired and liabilities assumed as of June 17, 2014 and its effect on results of operations may differ significantly from the pro forma amounts included in the unaudited pro forma condensed combined financial statements. These amounts represent management’s best estimate as of the date of this Form 8-K/A.

The unaudited pro forma condensed combined financial statements do not include the effects of costs associated with any restructuring or integration activities resulting from the transaction, as they are non-recurring in nature and not factually supportable at the time that the unaudited pro forma condensed combined financial statements were prepared. In addition, the unaudited pro forma condensed combined financial statements do not include the realization of any cost savings from operating efficiencies or synergies resulting from the transaction, nor do they include any potential incremental revenues and earnings that may be achieved with the combined capabilities of the companies.

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UNAUDITED CONDENSED COMBINED BALANCE SHEETS

AS OF MARCH 31, 2014

(In thousands)

	Historical		Pro Forma
	US Ecology, Inc.	EQ Parent Company, Inc.	Adjustments (Note 4)		Pro Forma Combined
Assets

Current Assets:
Cash and cash equivalents	$77,918	$2,350	$(65,153)	{a}	$15,115
Receivables, net	41,678	89,014	(863)	{b}	129,829
Prepaid expenses and other current assets	2,832	6,195			9,027
Income taxes receivable	–	500			500
Deferred income taxes	659	957	4,842	{c}	6,458
Total current assets	123,087	99,016	(61,174)		160,929

Property and equipment, net	116,419	95,507	4,907	{d}	222,394
			5,561	{e}
Restricted cash and investments	4,111	1,600			5,711
Intangible assets, net	35,187	52,638	198,262	{f}	286,087
Goodwill	20,941	115,175	69,883	{g}	205,999
Other assets	411	2,534	13,036	{a}	15,981
Total assets	$300,156	$366,470	$230,475		$897,101

Liabilities And Stockholders’ Equity

Current Liabilities:
Accounts payable	$4,605	$29,756	$500	{h}	$39,922
			5,061	{k}
Deferred revenue	7,458	–	3,016	{b}	10,474
Accrued liabilities	7,962	8,276	(226)	{i}	14,749
			(1,263)	{b}
Accrued salaries and benefits	4,872	5,265			10,137
Income taxes payable	5,113	–	(1,023)	{k}	4,090
Current portion of closure and post-closure obligations	916	4,033	415	{e}	5,364
Current portion of long-term debt	–	14,000	4,002	{a}	4,002
			(14,000)	{i}
Total current liabilities	30,926	61,330	(3,518)		88,738

Long-term closure and post-closure obligations	19,552	22,567	10,572	{e}	52,691
Long-term debt	–	127,939	409,960	{a}	409,960
			(127,939)	{i}
Other long-term liabilities	58	1,126			1,184
Unrecognized tax benefits	483	–			483
Deferred income taxes	13,213	23,031	76,099	{c}	112,343
Total liabilities	64,232	235,993	365,174		665,399

Commitments and contingencies

Stockholders’ Equity:
Common stock	215	–			215
Additional paid-in capital	163,275	113,402	(113,402)	{j}	163,275
Retained earnings	76,085	17,075	(184)	{a}	71,863
			(17,075)	{j}
			(4,038)	{k}
Treasury stock, at cost	(387)	–			(387)
Accumulated other comprehensive loss	(3,264)	–			(3,264)
Total stockholders’ equity	235,924	130,477	(134,699)		231,702
Total liabilities and stockholders’ equity	$300,156	$366,470	$230,475		$897,101

See accompanying notes to pro forma condensed combined financial statements.

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UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2014

(In thousands)

	Historical		Pro Forma
	US Ecology, Inc.	EQ Parent Company, Inc.	Adjustments (Note 4)		Pro Forma Combined

Revenue	$53,354	$84,965	$(244)	{l}	$138,075
Direct operating costs	22,621	67,555	(244)	{l}	90,636
			430	{m}
			274	{n}
Transportation costs	8,613	10,910			19,523

Gross profit	22,120	6,500	(704)		27,916

Selling, general and administrative expenses	6,636	10,617	(174)	{o}	14,613
			(1,514)	{m}
			45	{n}
			(997)	{p}

Operating income (loss)	15,484	(4,117)	1,936		13,303

Other income (expense):
Interest income	44	–			44
Interest expense	(86)	(2,012)	(2,698)	{q}	(4,796)
Foreign currency gain (loss)	(940)	–			(940)
Other	86	34	40	{o}	160

Total other income (expense)	(896)	(1,978)	(2,658)		(5,532)

Income before income taxes	14,588	(6,095)	(722)		7,771
Income tax expense (benefit)	5,227	(2,771)	109	{r}	2,565

Net income (loss)	$9,361	$(3,324)	$(831)		$5,206

Earnings per share:
Basic	$0.44				$0.24
Diluted	$0.43				$0.24

Shares used in earnings per share calculation:
Basic	21,475				21,475
Diluted	21,586				21,586

See accompanying notes to pro forma condensed combined financial statements.

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UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2013

(In thousands)

	Historical		Pro Forma
	US Ecology, Inc.	EQ Parent Company, Inc.	Adjustments (Note 4)		Pro Forma Combined

Revenue	$201,126	$339,344	$(710)	{l}	$539,760
Direct operating costs	86,238	237,428	(710)	{l}	325,955
			1,904	{m}
			1,095	{n}
Transportation costs	35,902	51,176			87,078

Gross profit	78,986	50,740	(2,999)		126,727

Selling, general and administrative expenses	26,055	35,977	(2,327)	{o}	59,325
			(558)	{m}
			178	{n}
Operating income	52,931	14,763	(292)		67,402

Other income (expense):
Interest income	19	37			56
Interest expense	(828)	(7,955)	(11,807)	{q}	(20,590)
Foreign currency gain (loss)	(2,327)	–			(2,327)
Other	352	(1,012)			(660)

Total other income (expense)	(2,784)	(8,930)	(11,807)		(23,521)

Income before income taxes	50,147	5,833	(12,099)		43,881
Income tax expense	17,996	3,135	(5,678)	{r}	15,453

Net income	$32,151	$2,698	$(6,421)		$28,428

Earnings per share:
Basic	$1.73				$1.53
Diluted	$1.72				$1.52

Shares used in earnings per share calculation:
Basic	18,592				18,592
Diluted	18,676				18,676

See accompanying notes to pro forma condensed combined financial statements.

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NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1.     ACQUISITION OVERVIEW AND BASIS OF PRO FORMA PRESENTATION

On June 17, 2014, the Company acquired 100% of the outstanding shares of EQ Parent Company, Inc. and its wholly-owned subsidiaries (including EQ Holdings, Inc.) (collectively “EQ”). EQ is a fully integrated environmental services company providing waste treatment and disposal, wastewater treatment, remediation, recycling, industrial cleaning and maintenance, transportation, total waste management, technical services, and emergency response services to a variety of industries and customers in North America. The total purchase price was $465.9 million, net of cash acquired, and was funded through a combination of cash on hand and borrowings under a new $415.0 million term loan. The purchase price is subject to post-closing adjustments including agreed upon working capital requirements.

The acquisition of EQ increases our geographic base providing a coast-to-coast presence and a service platform to better serve key North American hazardous waste markets. In addition, the acquisition of EQ provides us with an opportunity to win more waste clean-up project work; expand penetration with national accounts; improve and enhance transportation, logistics, and service offerings with existing customers and attract new customers.

The unaudited pro forma condensed combined financial statements have been prepared assuming that the acquisition is accounted for using the acquisition method of accounting. Accordingly, the assets acquired and liabilities assumed of EQ are adjusted to their preliminary estimated fair values as of the date of the completion of the acquisition. The preliminary determination of fair value of assets acquired and liabilities assumed is as follows:

$s in thousands	March 31, 2014
Current assets	$107,129
Property and equipment	105,975
Identifiable intangible assets	250,900
Current liabilities	(49,772)
Other liabilities	(133,395)
Total identifiable net assets	280,837
Goodwill	185,058
Total purchase price	$465,895

A preliminary fair value estimate of $29.9 million has been assigned to net tangible assets acquired, and $250.9 million has been assigned to identifiable intangible assets acquired. Depreciation and amortization related to the fair value adjustments to tangible net assets and the amortization related to identifiable intangible assets are reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations.

The preliminary fair value estimate of identifiable intangible assets by major intangible asset class and related weighted average amortization period are as follows:

$s in thousands	March 31, 2014	Weighted Average Amortization Period (Years)
Permits and licenses	$119,500	45
Customer relationships	115,000	15
Tradename	9,900	4
Customer backlog	3,600	10
Non-compete agreements	1,400	1
Internet domain and website	900	19
Database	600	15
Total identifiable intangible assets	$250,900	29

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The preliminary fair value estimates of identifiable intangible assets and weighted average amortization periods are based on management’s best estimate at the time of this filing. The amount and amortization period that will ultimately be assigned to identifiable intangible assets may differ materially from these preliminary estimates.

Goodwill represents the excess of the fair value of the consideration transferred over the fair value of the underlying identifiable assets and liabilities. In accordance with the ASC No. 805 Business Combinations, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event that management determines that the value of goodwill has become impaired, the Company will incur an accounting charge for the amount of impairment during the period in which the determination has been made.

NOTE 2.     FINANCING ASSUMPTIONS

On June 17, 2014, in connection with the acquisition of EQ, the Company entered into a new $540.0 million senior secured credit agreement (the “Credit Agreement”) with a syndicate of banks comprised of a $415.0 million term loan (the “Term Loan”) with a maturity date of June 17, 2021 and a $125.0 million revolving line of credit (the “Revolving Credit Facility”) with a maturity date of June 17, 2019. Upon entering into the Credit Agreement, the Company terminated its existing credit agreement with Wells Fargo, dated October, 29, 2010, as amended (the “Former Agreement”). Immediately prior to the termination of the Former Agreement, there were no outstanding borrowings under the Former Agreement. No early termination penalties were incurred as a result of the termination of the Former Agreement.

The Term Loan provides an initial commitment amount of $415.0 million, the proceeds of which were used to acquire 100% of the outstanding shares of EQ and pay related transaction fees and expenses. The Term Loan bears interest at a base rate (as defined in the Credit Agreement) plus 2.00% or LIBOR plus 3.00%, at the Company’s option. The Term Loan is subject to amortization in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of the Term Loan. At June 30, 2014, the effective interest rate on the Term Loan was 3.75%. Interest only payments are due either monthly or on the last day of any interest period, as applicable. As set forth in the Credit Agreement, by October 2, 2014 the Company is required to enter into one or more interest rate hedge agreements in amounts sufficient to fix the interest rate on at least 50% of the $415.0 million Term Loan principal.

The Revolving Credit Facility provides up to $125.0 million of revolving credit loans or letters of credit with the use of proceeds restricted solely for working capital and other general corporate purposes. Under the Revolving Credit Facility, revolving loans are available based on a base rate (as defined in the Credit Agreement) or LIBOR, at the Company’s option, plus an applicable margin which is determined according to a pricing grid under which the interest rate decreases or increases based on our ratio of funded debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Company is required to pay a commitment fee of 0.50% per annum on the unused portion of the Revolving Credit Facility, with such commitment fee to be reduced based upon the Company’s total leverage ratio as defined in the Credit Agreement. The maximum letter of credit capacity under the new revolving credit facility is $50.0 million and the Credit Agreement provides for a letter of credit fee equal to the applicable margin for LIBOR loans under the Revolving Credit Facility. At June 30, 2014, the effective interest rate on the Revolving Credit Facility was 3.16%. Interest only payments are due either monthly or on the last day of any interest period, as applicable.

The purchase price of EQ was funded through a combination of cash on hand and $415.0 of borrowings under the Term Loan. The pro forma condensed combined financial statements reflect the interest rate in effect at the June 17, 2014 closing of the transaction of 3.75% on the Term Loan in addition to unused commitment fees on the unused portion of the Revolving Credit Facility.

NOTE 3.     EQ HISTORICAL FINANCIAL INFORMATION

Unless otherwise indicated, the EQ financial information included herein is derived from EQ’s historical financial statements, which are prepared in accordance with accounting principles generally accepted in the United States of America. The EQ historical financial statements are attached as Exhibits 99.2 and 99.3 to this Form 8-K/A. For purposes of these pro forma condensed combined financial statements, the amounts contained in the historical consolidated financial statements of EQ have been reclassified, where necessary, to conform to US Ecology’s presentation. The reclassifications have no effect on reported total assets, total liabilities, stockholder’s equity or net income (loss).

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NOTE 4.     PRO FORMA ADJUSTMENTS

Pro Forma Adjustments to the Condensed Combined Balance Sheet

{a}	To record the utilization of $65.2 million of cash by US Ecology and borrowings of $415.0 million from the Term Loan (net of $1.0 million discount) to fund the purchase of EQ, accrue $13.0 million of related estimated deferred financing fees and pay $184,000 of transaction related expenses.
{b}	To remove EQ accrued disposal costs and unbilled receivables and establish deferred revenue balances in conformity with US Ecology’s deferred revenue policy.
{c}	To adjust deferred income taxes for pro forma adjustments related to the acquisition of EQ.
{d}	To record the property and equipment of EQ at preliminary fair value.
{e}	To record closure and post closure obligations of EQ at preliminary fair value.
{f}	To eliminate the historical intangible assets of EQ and record the preliminary fair value estimates of intangible assets, which include permits and licenses, customer relationships, tradename, customer backlog, non-compete agreements, internet domain and website, and database. See Note 1 for a more detailed discussion.
{g}	To eliminate the historical goodwill of EQ and record the preliminary goodwill resulting from the acquisition of EQ by US Ecology. See Note 1 for a more detailed discussion.
{h}	To record estimated payable to seller for income taxes receivable in accordance with the terms of the Stock Purchase Agreement as of transaction date.
{i}	To eliminate EQ long-term debt and accrued interest balances paid off at closing.
{j}	To eliminate the historical equity balances of EQ.
{k}	To accrue estimated remaining transaction costs of $5.1 million and associated tax benefit of $1.0 million related to the acquisition of EQ.

Pro Forma Adjustments to the Condensed Combined Statements of Operations

{l}	To eliminate intercompany revenues and expenses between US Ecology and EQ.
{m}	To eliminate historical EQ intangible asset amortization expense and record intangible asset amortization expense based on preliminary fair values of intangible assets resulting from the acquisition of EQ by US Ecology. See Note 1 for a more detailed discussion.
{n}	To eliminate historical EQ depreciation expense and record depreciation expense based on preliminary fair values of property and equipment resulting from the acquisition of EQ by US Ecology.
{o}	To eliminate management fees and other intercompany charges between EQ and EQ Parent Company, Inc.
{p}	To eliminate non-recurring expenses incurred related to the acquisition of EQ principally consisting of legal, accounting and consulting fees in connection with due diligence.
{q}	To eliminate the historical interest expense of EQ related to interest incurred on net borrowings under the EQ line of credit and term note, eliminate unused commitment fees under the Former Agreement, and to record interest expense, unused commitment fees, and amortization of deferred financing costs under the new Credit Agreement (see Note 2) as follows:

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$s in thousands	Three Months Ended March 31, 2014	Year Ended December 31, 2013
Eliminate interest expense on EQ borrowings	$2,012	$7,099
Eliminate US Ecology unused line of credit fees under Former Agreement	40	94
Interest expense under new Credit Agreement	(3,891)	(15,564)
Unused commitment fees under new Credit Agreement	(120)	(480)
Amortization of deferred financing costs under new Credit Agreement	(739)	(2,956)
	$(2,698)	$(11,807)

Based on outstanding indebtedness of $415.0 million, if market rates used to calculate interest expense were 1% higher, interest expense would increase by approximately $1.0 million and $4.2 million for three months ended March 31, 2014 and the year ended December 31, 2013, respectively.

{r}	To record the tax effect of the pro forma adjustments using a statutory rate of 39% for pro forma adjustments related to EQ and a blended effective rate of 36% for pro forma adjustments related to US Ecology. These statutory rates are used for the purpose of calculating pro forma results and are not indicative of future tax rates of the combined organization.

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